Exhibit 10.1
AMENDMENT NUMBER EIGHT
TO THE
HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2016 (the “Plan”);
WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation has entered into a Sale Agreement with MHVC Acquisition Corp. (“MHVC”) dated as of January 26, 2017 pursuant to which the Corporation is selling to MHVC a certain portion of the Corporation’s government services business operated within its Critical Networks segment (such agreement, as it may be amended from time to time, the “Sale Agreement”);
WHEREAS, as a result of such sale all “Transferred U.S. Employees” (for all purposes of this Amendment, as such term is defined in the Sale Agreement) will cease to be employed by an entity participating in the Plan;
WHEREAS, the Sale Agreement provides that effective as of the “Closing Date” (for all purposes of this Amendment, as such term is defined in the Sale Agreement), each Transferred U.S. Employee shall become fully vested in his or her account balance in the Plan; and
WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect the above-described term of the Sale Agreement and has determined that such amendment is non-material.

NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan is hereby amended, contingent upon the occurrence of the “Closing” (as such term is defined in the Sale Agreement) and effective as of the Closing Date, to add a new paragraph at the end thereof as follows:
5.    Divestiture of the Critical Networks Government Services Business
(a) In General. The Company has entered into a Sale Agreement with MHVC Acquisition Corp. dated as of January 26, 2017 pursuant to which the Company will sell to MHVC Acquisition Corp. a certain portion of the Company’s government services business operated within its Critical Networks segment (such agreement, as it may be amended from time to time, the “Magnolia Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the Magnolia Sale Agreement), the “Transferred U.S. Employees” (as such term is defined in the Magnolia Sale Agreement) shall be 100% vested in their Accounts under the Plan.
APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 23rd day of February, 2017.

/s/ Jim Girard
Jim Girard, Chairperson

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